UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 1, 2016

ORBITAL ATK, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45101 Warp Drive Dulles, Virginia	20166
(Address of principal executive offices)	(Zip Code)

(703) 406-5000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Orbital ATK, Inc. (the “Company”), after considering the recommendation of management, concluded on November 1, 2016 that the Company’s previously issued financial statements for the fiscal year ended March 31, 2013 (“fiscal 2013”) and the fiscal year ended March 31, 2014 (“fiscal 2014”), the quarters in fiscal 2013 and fiscal 2014, and related reports of independent registered public accounting firm thereon, should no longer be relied upon as a result of the misstatements described below.  This follows the Company’s disclosure in its Current Report on Form 8-K filed on August 10, 2016 (the “August 10 Form 8-K”) that the Company’s previously issued financial statements for the fiscal year ended March 31, 2015 (“fiscal 2015”), the nine-month transition period ended December 31, 2015 (“2015 transition period”), the quarters in fiscal 2015 and the 2015 transition period, and the quarter ended April 3, 2016, and related annual reports of independent registered public accounting firms thereon, should no longer be relied upon. The Company expects to restate (the “Restatement”) the financial statements for all of these periods and the corresponding interim periods except for the quarter ended April 3, 2016 in an amendment to its Transition Report on Form 10-K for the transition period ending December 31, 2015.  The Company expects to restate the financial statements for the quarter ended April 3, 2016 in an amendment to its Form 10-Q for such period.

The misstatements relate primarily to the Company’s long-term contract with the U.S. Army to manufacture and supply small caliber ammunition at the U.S. Army’s Lake City Army Ammunition Plant (the “Contract”).  In the August 10 Form 8-K, the Company announced that it believed that the Contract would result in a net loss over its entire term, and that the Company was continuing to review and assess these matters with the assistance of outside professionals.  As a result of this multi-month review, the Company has now preliminarily determined that the majority of the Contract loss provision should be recorded at the inception of the Contract which occurred in fiscal 2013.

In addition, the Company’s revised preliminary estimate is that the total amount of the Contract loss will be lower than previously announced.  The Company now estimates that the Restatement will reduce (i) pre-tax operating income by approximately $350 million, rather than the approximately $400 to $450 million previously estimated, and (ii) after-tax net income by approximately $220 million, rather than the approximately $250 million to $280 million previously estimated.

The Company is continuing to evaluate the amount of the loss associated with the Contract and the affected time periods, and has not yet completed this evaluation.  As a result, the estimated amount of the adjustments and the Company’s determination as to which fiscal periods the forward loss provision and related effects should have been recorded are preliminary and could change.

In view of its ongoing evaluation of the Contract and related matters, the Company will not file its upcoming Quarterly Report on Form 10-Q for the quarter ended October 2, 2016 by November 14, 2016.  The Company expects to file the amended reports to reflect the Restatement and the Quarterly Reports on Form 10-Q for the quarters ended July 3, 2016 and October 2, 2016 with the Securities and Exchange Commission (“SEC”) as soon as reasonably practicable.  The failure to file a periodic report with the SEC, such as the Company’s Forms 10-Q for the quarter ended July 3, 2016 and October 2, 2016, could give rise to an event of default under the Company’s credit agreement.  However, the Company has entered into an extension agreement with the lenders party to the credit agreement extending the reporting requirement deadline under the credit agreement until February 14, 2017.

The Audit Committee has discussed the foregoing matters with PricewaterhouseCoopers LLP (“PwC”), the Company’s current independent registered public accounting firm, and Deloitte & Touche LLP (“Deloitte”), the Company’s former independent registered public accounting firm for fiscal 2015 and prior fiscal periods.  PwC and Deloitte have not completed their procedures related to the Restatement, and, accordingly, have not reached any conclusions on these matters.  All adjustments and time periods described herein are preliminary and subject to revision due to the ongoing review and assessment of these matters by the Company.

The Company believes that the misstatements that caused the Restatement indicate the existence of one or more material weaknesses in its internal control over financial reporting and disclosure controls and procedures during the Restated Periods, in addition to material weaknesses previously disclosed.  The Company has already begun to remediate these material weaknesses.  The Company will report those material weaknesses and its remediation efforts in its amended reports and in its Quarterly Reports on Form 10-Q for the quarters ended July 3, 2016 and October 2, 2016.

Forward Looking Statements

Certain matters discussed in Item 4.02 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the restated and other financial statements including the estimated range or ranges of adjustments described herein, and the timing of the filing of the Company’s 2016 second and third quarter 2016 Forms 10-Q and the amended Form 10-K and any other reports that will include the Restatement.  The Company cautions you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results, as well as the Company’s expectations regarding materiality or significance, the Restatement’s quantitative effects, and the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, the fact that the Company is continuing to review the misstatements and other matters described above and the Company’s analysis is still preliminary, the risk that additional information may arise or different conclusions are reached prior to the expected filing with the SEC of the contemplated filings, the preparation of the Company’s restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL ATK, INC.

	By:	/s/ Garrett E. Pierce
Name: Garrett E. Pierce
Title: Chief Financial Officer

Date: November 3, 2016